EXHIBIT 10.20 AGREEMENT BETWEEN HARRISON DIGICOM AND INTERNATIONAL TELEVISION FILM PRODUCTION, INC.

                            AGREEMENT OF THE PARTIES
HARRS AGREEMENT is made and entered into by and between Harrison Digicom, Inc. (hereinafter "HARR"), a Nevada Corporation, with it's operation offices at 3505 Cadillac Avenue, Suite 0-204, Costa Mesa, California 92626 and International Television Film Production, Inc. (hereinafter " ITFP"), a Nevada Corporation with office at 23031 Calvert Street, Woodland Hills, CA 91367.
     WHEREAS, the Parties intent to enter into an agreement and wish to engage in the business of marketing an existing film inventory of nine (9) Docudramas as per exhibit A attached, that is presently owned by ITFP and has clean clear title of all liens and encumbrances. This agreement superseded any and other previous agreement signed by either party. It is also anticipated that the corporation may also produce additional films as needed; and
     WHEREAS, the Parties intend that ITFP will be acquired by HARR in a direct stock swap.

     NOWTHEREFORE, in consideration of the mutual promises and covenants exchange herein and other good valuable consideration the receipt and sufficiency of which is hereby acknowledged, HARR and ITFP agree as follows:
1. The entire stock in ITFP is to be owned one hundred percent (100%) by HARR in exchange for shares of common shares of HARR, the public company.
2.  This transaction is intended to be a tax-free exchange.
3. Don Como shall be required to be retained as a consultant to ITFP and Harrison Digicom for a period not less than six months and further agree to work with ITFP and Harrison to find other potential acquisitions of communications/entertainment products and services at a rate of $100 per day as requested in writing and reimbursement of expenses, plus a 3% of value of transaction as a finders fee payable in stock for any additional acquisitions.
4. ITFP is the owner of the assets listed as exhibit A attached hereto, and have understood that ownership of these assets are being transferred to HARR in this transaction. It is further understood that Don Como and National Sales Corps, A Pure Trust will receive equally split shares of common class no restricted in accordance the SEC, the public company for one hundred percent (100%) of the stock of ITFP and clean, clear title to all rights, title, pending contracts, previous contracts or any other type of income received from the library as shown in exhibits A.

5. The Parties shall each make available to each other, and their respective officers, directors, attorneys, representatives and accountants, such documents, reports, and other information as may be reasonably requested to consummate the several transactions contemplated herein. Any information received by or on behalf of any investigating party shall be deemed confidential information in accordance with the provision of the following paragraph.

6. Each of the Parties hereto shall, and shall cause their respective officers, directors, attorneys, representatives, employees, shareholders, affiliates and agents, to keep confidential as proprietary and privileged information, the negotiations of the Parties respecting the consummation of the transaction contemplated hereby, and any other item which may be expressly identified or noticed as confidential. Notwithstanding the confidential information in order to proceed with the transaction contemplated hereby.
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7.  The foregoing Agreement is the entire agreement of the Parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings or agreements, this Agreement may be modified only by a writing signed by all parties to this agreement.
8. The Parties represent and warrant that they have the requisite power and authority to enter into the definitive agreements contemplated by this Agreement and that engagement of this agreement will not violate any of the respective Parties' by-laws, articles of incorporation, or the terms of any contract, indenture or mortgage to which any of the Parties is subject to.
9. The Parties hereby state that they, having the benefit of legal counsel, fully understand the terms and conditions of this Agreement.
10. Should any part, term or provision of this Agreement, except material breach items be determined by any tribunal, court or arbitrator to be illegal or invalid, the invalid, the validity of the remaining parts, terms or provision shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be part of this agreement.
11. The parties agree that the failure of a Party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the Parties' full right or ability to require performance of the same or any other provision of this Agreement at anytime thereafter.

12. The parties agree that this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same instrument.

13. The issuance of stock shall be based upon the final book value approved by the company's audit firm and/or governing body such as the SEC. Stock shall be issued based on the book value of monthly average closing price during the same month the assets of ITFP are accepted and booked.

14. The Agreement shall be governed by the laws of the State of Nevada and shall effect as a sealed instrument.

WHEREAS, the Parties have read the above agreement and attest that they fully understood and knowingly accept its provisions in their entirety without reservation.

/S/DON COMO
DON COMO
International Television Film Production, Inc.
Dated: 12-10-99

/S/JOHN W. BUSH
JOHN W. BUSH
Director
Harrison Digicom, Inc.
Dated: 12-10-99

/S/DENTON GUTHRIE
DENTON GUTHRIE
Director
Harrison Digicom, Inc.
Dated: 12-30-99

Effective: 12-10-99
Enclosure A